UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2006

SUPPORTSOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30901	94-3282005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

575 Broadway, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Establishment of Cash Bonus Criteria for Named Executive Officers

On August 29, 2006, the Compensation Committee of SupportSoft, Inc. (the “Company”) approved the amount and criteria for the on-target performance cash awards for certain officers including executive officers, Joshua Pickus and Cadir Lee.

The on-target bonus potential for the second half of 2006 is $200,000 for Mr. Pickus, the Company’s Chief Executive Officer. Fifty-five percent of the on-target performance cash award is based on the Company’s achievement of certain revenue and EPS targets for the third and fourth quarter of 2006. The remaining forty-five percent is based upon the achievement of certain milestones related to the Company’s new consumer technology support offering.

The on-target bonus potential for the third quarter of 2006 is $25,000 for Mr. Lee, the Company’s Chief Technology Officer. One hundred percent of Mr. Lee’s on-target performance cash award is based upon the achievement of certain milestones relative to the Company’s technology architecture.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2006

SUPPORTSOFT, INC.

By:	/s/ Ken Owyang
Ken Owyang
Chief Financial Officer and Senior Vice President of Finance and Administration
(Principal Financial Officer and Chief Accounting Officer)